Exhibit 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors of Berger Holdings, Ltd.:


     We consent to the use of our reports incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Berger Holdings, Ltd. and to the reference therein to our firm under the heading "Experts."



                                  /s/ KPMG LLP


Philadelphia, Pennsylvania

June 25, 2001